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                                                                   EXHIBIT 23.1

                         Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Duramed Pharmaceuticals, Inc., for the registration of 702,073 shares of its common stock and to the incorporation by reference therein of our report dated March 27, 1996, with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in its Annual Report, as amended (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP



Cincinnati, Ohio
December 3, 1996